UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2020

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, and as disclosed on a Current Report on Form 8-K filed on October 30, 2020 (the “October 8-K”), Christophe Beck, who is currently serving as President and Chief Operating Officer of Ecolab Inc. (“Ecolab” or the “Company”), was appointed as President and Chief Executive Officer of the Company, effective January 1, 2021. The Board also elected Mr. Beck to the Board, effective October 30, 2020. At its meeting on December 3, 2020, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) determined the base salary and target annual cash incentive award that Mr. Beck will receive in his new role. As of January 1, 2021, Mr. Beck will receive a base salary with an annualized amount of $1,000,000, and he will be eligible to receive an annual cash incentive award with a target award opportunity of 140% of his base salary. He also received an annual long-term incentive award valued at $4,500,000 as of the grant date of December 3, 2020. In accordance with the structure of all long-term incentive awards granted to executive officers on that date, 50% of the award’s value was granted in the form of performance-based restricted stock units (resulting in the grant of 11,167 units) and 50% in the form of a nonqualified stock option (resulting in the grant of an option to purchase 50,759 shares). Additional information about Ecolab’s executive compensation program can be found in its 2020 proxy statement.

As previously announced, and as disclosed on the October 8-K, Douglas M. Baker, Jr., who is currently serving as Chairman of the Board and Chief Executive Officer of the Company, will retire as Chief Executive Officer but continue his service as Executive Chairman, effective January 1, 2021. At its meeting on December 3, 2020, the Compensation Committee determined the base salary and target annual cash incentive award that Mr. Baker will receive as Executive Chairman. Mr. Baker will receive a base salary with an annualized amount of $1,000,000, and he will be eligible to receive an annual cash incentive award with a target award opportunity of 125% of his base salary. He also received an annual long-term incentive award valued at $10,500,000 as of the grant date of December 3, 2020. The award’s value was again equally divided between a performance-based restricted stock unit award and a nonqualified stock option, which resulted in the grant of 26,056 units and an option to purchase 118,437 shares.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Method Of Filing

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 9, 2020	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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